                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JULY 1, 2003

                        CASH AMERICA INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         TEXAS                       1-9733                     75-2018239
(STATE OF INCORPORATION)      (COMMISSION FILE NO.)           (IRS EMPLOYER
                                                            IDENTIFICATION NO.)

                              1600 WEST 7TH STREET
                             FORT WORTH, TEXAS 76102
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 335-1100

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On July 1, 2003, Cash America International, Inc. (the "Company") issued a press release announcing that it had entered into an agreement to acquire substantially all of the assets of Cashland, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.  REGULATION FD DISCLOSURE

         The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

         On July 1, 2003, the Company issued a press release announcing that it expects earnings for the second quarter of 2003 to exceed the Company's previously released guidance and be higher than security analysts' published estimates. A copy of the press release is attached hereto as
         Exhibit 99.2.


EXHIBITS

99.1 Press release dated July 1, 2003, issued by Cash America International, Inc. regarding agreement to purchase Cashland, Inc.

99.2 Press release dated July 1, 2003, issued by Cash America International, Inc. regarding increase in expected earnings.


                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CASH AMERICA INTERNATIONAL, INC.


Date: July 2, 2003                     By: /s/ Hugh A. Simpson
                                           ---------------------------------
                                               Hugh A. Simpson
                                               Executive Vice President, General
                                               Counsel and Secretary



                                       3
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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
99.1              Press release dated July 1, 2003, issued by Cash America
                  International, Inc. regarding agreement to purchase
                  Cashland, Inc.

99.2              Press release dated July 1, 2003, issued by Cash America
                  International, Inc. regarding increase in expected earnings.